UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Fund Trust II

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share
PowerShares PureBetaSM MSCI USA Portfolio	BATS BZX Exchange, Inc
PowerShares PureBetaSM MSCI USA Small Cap Portfolio	BATS BZX Exchange, Inc
PowerShares PureBetaSM FTSE Developed ex-North America Portfolio	BATS BZX Exchange, Inc
PowerShares PureBetaSM FTSE Emerging Markets Portfolio	BATS BZX Exchange, Inc
PowerShares PureBetaSM 0-5 Yr US TIPS Portfolio	BATS BZX Exchange, Inc

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-138490

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value of PowerShares PureBetaSM MSCI USA Portfolio, PowerShares PureBetaSM MSCI USA Small Cap Portfolio, PowerShares PureBetaSM FTSE Developed ex-North America Portfolio, PowerShares PureBetaSM FTSE Emerging Markets Portfolio and PowerShares PureBetaSM 0-5 Yr US TIPS Portfolio, each a series of PowerShares Exchange-Traded Fund Trust II (the “Trust”), to be registered hereunder is set forth in the Post-Effective Amendment No. 626 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977) as filed with the Securities and Exchange Commission on September 15, 2017, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
PowerShares PureBetaSM MSCI USA Portfolio	82-2060580
PowerShares PureBetaSM MSCI USA Small Cap Portfolio	82-2015204
PowerShares PureBetaSM FTSE Developed ex-North America Portfolio	82-1958001
PowerShares PureBetaSM FTSE Emerging Markets Portfolio	82-1948458
PowerShares PureBetaSM 0-5 Yr US TIPS Portfolio	82-2042543

ITEM 2.	EXHIBITS.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Post-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on September 18, 2007.

2. The Trust’s By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 611 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on June 16, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 19, 2017

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:	/s/ Melissa Nguyen
Name:	Melissa Nguyen
Title:	Assistant Secretary